Exhibit 5.1

[LETTERHEAD OF PILLSBURY WINTHROP SHAW PITTMAN LLP]

June 16, 2009

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under Rule 462(e) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the proposed offering and sale from time to time of securities, which may be all or any combination of: (1) debt securities of the Company which may be either senior debt securities or subordinated debt securities (the “Debt Securities”), (2) preferred shares of beneficial interest (the “Preferred Shares”), (3) preferred shares of beneficial interest represented by depositary shares (the “Depositary Shares”), (4) common shares of beneficial interest including rights to acquire common shares that are attached to, or trade with, common shares (the “Common Shares”), and/or (5) warrants to purchase Common Shares or Preferred Shares (the “Warrants”).

The Debt Securities, the Preferred Shares, the Depositary Shares, the Common Shares and the Warrants are collectively referred to herein as the “Securities.” The Debt Securities will be offered and sold pursuant to one or more indentures, including the senior indenture dated September 1, 1998 between the Company and U.S. Bank National Association, successor to Wachovia Bank National Association (formerly First Union National Bank) (the “Trustee”), which was filed as an exhibit to the Company’s registration statement on Form S-3 filed on September 17, 1998 (the “Senior Indenture”), and any additional indentures entered into from time to time (the “Indentures”). The Common Shares and/or Preferred Shares may be offered in any class or series and to the extent required will be offered and sold pursuant to articles supplementary and/or amendments to the Declaration of Trust (as defined below), which are to be filed with the Maryland State Department of Assessments and Taxation (“SDAT”). Any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). Any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).

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June 16, 2009

For the purposes of this opinion, we have examined the following documents:

1.	an executed copy of the Registration Statement;

2.	the Declaration of Trust of the Company dated May 5, 1999, as amended by the Articles of Amendment of Declaration of Trust of the Company dated May 6, 2004, as corrected by the Certificate of Correction of Articles of Amendment of Declaration of Trust of the Company dated June 17, 2004, as amended by the Articles of Amendment of Declaration of Trust of the Company dated May 6, 2009 (the “Declaration of Trust”), as certified by SDAT on May 20, 2009 and as certified to us by the Secretary of the Company as being in effect as of the date hereof;

3.	the Amended and Restated Bylaws of the Company dated February 12, 2003, as amended October 29, 2003, May 5, 2004, February 17, 2006 and May 6, 2009 (the “Bylaws”), as certified to us by the Secretary of the Company as being in effect as of the date hereof;

4.	Articles Supplementary relating to the 5.417% Series 1 Cumulative Convertible Preferred shares of Beneficial Interest dated March 8, 2007, as certified by SDAT on May 20, 2009 and as certified to us by the Secretary of the Company as being in effect as of the date hereof;

5.	the Senior Indenture;

6.	the Amended and Restated Rights Agreement, dated March 11, 1999, between the Company and American Stock Transfer & Trust Company, as amended by the First Amendment to Amended and Restated Rights Agreement, dated as of November 23, 2003, between the Company and American Stock Transfer & Trust Company, as amended by the Second Amendment to the Amended and Restated Rights Agreement, dated as of March 11, 2009, between the Company and American Stock Transfer & Trust Company;

7.	the resolutions of the Board of Trustees of the Company adopted at a meeting held on May 5, 2009 (the “Resolutions”);

8.	a certificate of an officer of the Company dated as of the date hereof; and

9.	such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed that, at and prior to the time of

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June 16, 2009

the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Trustees of the Company (or the committee of the Board or the officer authorized to act on behalf of the Company) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Preferred Shares, the Depositary Shares, the Common Shares or the Warrants, and shall have authorized the sale of such Securities, (ii) the Resolutions will have not been amended, modified or rescinded, (iii) the Registration Statement will have been declared effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, and (iv) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, and (v) there will not have occurred any change in law materially and adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

We have also assumed that the terms of any Debt Securities, Preferred Shares, Depositary Shares, Common Shares or Warrants to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Preferred Shares, Depositary Shares, Common Shares or Warrants will not at the time of such offering, sale and delivery violate or conflict with (i) the Declaration of Trust, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Common Shares or Preferred Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale (i) in the case of Debt Securities, any supplement to the Indentures will have been executed and delivered by the Company, the trustee and the other parties thereto that complies with the Trust Indenture Act of 1939 and any other applicable laws; (ii) in the case of Preferred Shares and Depositary Shares, as applicable, articles supplementary will have been filed with, and accepted for record by, SDAT; (iii) in the case of Depositary Shares, a Deposit Agreement will have been executed and delivered by the Company (and any other maker thereof); and (iv) in the case of Warrants, a Warrant Agreement will have been executed and delivered by the Company (and any other maker thereof).

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indentures or any supplements thereto for any Debt Securities, under a Deposit Agreement for any Depositary Shares and under a Warrant Agreement for any Warrants, namely, the trustee, the Depositary or the Warrant Agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Indentures or any supplements thereto,

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Deposit Agreement or Warrant Agreement, as applicable; that the Indentures or any supplements thereto, Deposit Agreement or Warrant Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Indentures or any supplements thereto, Deposit Agreement or Warrant Agreement, and with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Indentures or any supplements thereto, Deposit Agreement or Warrant Agreement, as applicable.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indentures and any applicable supplements thereto when (i) the final terms of the Debt Securities and any applicable supplements to the Indentures have been duly established in accordance with the Declaration of Trust and applicable law; (ii) the Board of Trustees or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Debt Securities and any applicable supplements to the Indentures and duly authorizing the issuance and delivery of the Debt Securities; and (iii) the Debt Securities are duly executed, authenticated and delivered by the Company against payment therefor and countersigned by the applicable trustee in accordance with any applicable supplements to the Indentures and sold, delivered to and paid for by the purchasers of the Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution.

2.	Upon adoption by the Board of Trustees or an authorized committee thereof of a resolution in form and content as required by applicable law approving the issuance and establishing the terms of any particular series of Preferred Shares (including any Preferred Shares represented by Depositary Shares), the offering thereof and related matters, including the filing of articles supplementary conforming to the Maryland General Corporation Law regarding the Preferred Shares with SDAT, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Preferred Shares (including any Preferred Shares represented by Depositary Shares, any Preferred Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board of Trustees) offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

3.

Upon adoption by the Board of Trustees or an authorized committee thereof of a resolution in form and content as required by applicable law approving the issuance and establishing the terms of the offering of Common Shares and related matters, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any

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other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board of Trustees) offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

4.	Upon (i) adoption by the Board of Trustees or an authorized committee thereof, of a resolution in form and content as required by applicable law, establishing or authorizing the terms of the series of Preferred Shares to be offered in connection with the Depositary Shares, the terms of the Depositary Shares and the applicable Deposit Agreement and specifically authorizing for issuance the depositary receipts evidencing the Depositary Shares and (ii) due execution by the Company of the depositary receipts evidencing the Depositary Shares and approving related matters, including the filing of an Articles Supplementary conforming to the Maryland General Corporation Law regarding the Preferred Shares with SDAT, satisfaction of all conditions for delivery of such depositary receipts established by the authorization of the Company’s Board of Trustees or an authorized committee thereof, and delivery of such depositary receipts by the Company against payment therefor in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement, the Deposit Agreement relating thereto, and such resolution, the depositary receipts evidencing the Depositary Shares will entitle the holders thereof to the rights specified in such depositary receipts.

5.	Upon (i) adoption by the Board of Trustees or an authorized committee thereof, of a resolution in form and content as required by applicable law, establishing or authorizing the terms of the Warrants and the applicable Warrant Agreement and (ii) due execution by the Company of such Warrants and such Warrant Agreement, satisfaction of all conditions for delivery of such Warrants established by the authorization of the Company’s Board of Trustees or an authorized committee thereof, and delivery of such Warrants by the Company against payment therefor in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement, the Warrant Agreement relating thereto, and such resolution, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in Paragraphs 1, 4 and 5 above are subject to and limited by the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting or relating to the rights of creditors generally, and are limited by general equitable principles.

This opinion is limited to the laws of the United States, the State of Maryland and, with respect to the opinion expressed in Paragraph 1 above, the State of New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), in each case excluding choice-of-law provisions thereof. We render no opinions with respect to the law of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in

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connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.” The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP